EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors

123 Investments Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of 123 Investments Limited (the "Company") as of January 28, 2025 and 2024, the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years then ended, and the related notes (collectively, the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of January 28, 2025 and 2024, and the consolidated results of its operations and its consolidated cash flows for each of the years then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include-9 examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

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Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (I) relate to accounts or disclosures that are material to the financial statements, and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Company's auditor since 2025.

PCAOB JD: 7257

Lahore, Pakistan

December 02, 2025

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123 INVESTMENTS LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF JANUARY 28, 2025 and 2024
	2025	2024

Assets
CURRENT ASSETS
Cash and cash equivalents	$512,936	$2,078,841
Accounts receivable	1,386,964	1,883,337
Inventories	5,076,074	5,126,652
Due from a related party	-	3,925,550
Prepayments	439,740	986,429
Total Current Assets	7,415,714	14,000,809
NON-CURRENT ASSETS
Property, plant and equipment	323,570	1,439,254
Advance to a related party	2,789,671	1,032,995
Intangible Asset	562,823	85,341
Total Non-Current Assets	3,676,064	2,557,590
TOTAL ASSETS	$11,091,778	$16,558,399

Liabilities and Shareholders' Equity
Current Liabilities
Trade and other payables	$5,941,814	$11,926,128
Short term financing	2,229,359	1,936,744
Due to a related party	45,339
Provision for taxation	945,454	838,724
TOTAL CURRENT LIABILITIES	$9,161,966	$14,701,596
Deferred tax liabilities	10,578	188,127
TOTAL LIABILITIES	9,172,544	14,889,723
CONTINGENCIES AND COMMITMENTS	-	-
SHAREHOLDERS' EQUITY
Authorized capital
8,578 Class A shares of $0.12394 each (£0.01 each)
28,722 Ordinary shares of $0.12394 each (£0.01 each)
627 Ordinary shares of $1.2394 each (£1.00 each)

Issued, outstanding and paid-up capital:
8,578 Class A shares of $0.12394 each (£0.01 each)	106	106
27,022 Ordinary shares of $0.12394 each (£0.01 each)	335	335
116 Ordinary shares of $1.2394 each (£1.00 each)	144	144
Total: value of shares	585	585

Accumulated other comprehensive income	52,662	112,248
Accumulated profit	1,865,987	1,555,843
TOTAL SHAREHOLDERS' EQUITY	1,919,234	1,668,676
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$11,091,778	$16,558,399

The accompanying consolidated notes are an integral part of these consolidated financial statements.

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123 INVESTMENTS LIMITED
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED JANUARY 28, 2025 AND 2024
	2025	2024

NET SALES	$36,833,004	$33,392,729
Cost of sale	(17,308,331)	(15,875,323)
Administrative expenses	(16,936,843)	(15,076,548)
Depreciation and amortization	(314,369)	(560,833)
Other expenses	(494,572)	(695,133)
OPERATING PROFIT	1,778,889	1,184,892
Other income	100,420	1,027,126
Finance cost	(1,134,909)	(1,063,911)
INCOME BEFORE TAXATION	744,400	1,148,107
Income taxes	(434,255)	(349,659)
NET PROFIT	$310,145	$798,448

The accompanying consolidated notes are an integral part of these consolidated financial statements.

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123 INVESTMENTS LIMITED
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED JANUARY 28, 2025 and 2024
	2025	2024

NET PROFIT	$310,145	$798,448

Item That Will Not Be Reclassified to Profit or Loss:
Foreign currency translation adjustment	(59,586)	40,147
OTHER COMPREHENSIVE (LOSS)/INCOME, NET OF TAX	(59,586)	40,147

COMPREHENSIVE INCOME	$250,559	$838,595

The accompanying consolidated notes are an integral part of these consolidated financial statements.

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123 INVESTMENTS LIMITED
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED JANUARY 28, 2025 and 2024

	Common Stock								Accumulated Other Comprehensive Income/(Loss)
	No. of shares				Amount
	Class A	Ordinary	Ordinary	Total	Class A	Ordinary	Ordinary	Total	Translation Reserve	Total	Accumulated Profit	Total Shareholders' Equity
Particulars	$0.12394 each	$0.12394 each	$1.2394 each		$0.12394 each	$0.12394 each	$1.2394 each
Balances at January 29, 2023	8,578	27,022	17	35,617	$106	$335	$21	$462	$72,101	$72,101	$757,394	$829,957
Net profit attributable for the year											798,448	798,448
Other comprehensive income-net of tax	-						-		40,147	40,147		40,147
Total comprehensive income for the year - net of tax	-	-	-	-	-	-	-	-	40,147	40,147	798,448	838,595
Issue of common stock	-	-	99	99			123	123	-	-		123
Balance as at January 28, 2024	8,578	27,022	116	35,716	106	335	144	585	112,248	112,248	1,555,842	1,668,675
Net profit attributable for the year	-						-		-		310,145	310,145
Other comprehensive loss for the year - net of tax	-						-		(59,586)	(59,586)		(59,586)
Total comprehensive income/(loss) for the year - net of tax	-	-	-	-	-	-	-	-	(59,586)	(59,586)	310,145	250,559
Balance as at January 28, 2025	8,578	27,022	116	35,716	$106	$335	$144	$585	$52,662	$52,662	$1,865,987	$1,919,234

The accompanying consolidated notes are an integral part of these consolidated financial statements.

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123 INVESTMENTS LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED JANUARY 28, 2025 AND 2024
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)/income	310,145	798,448
Adjustment for non-cash income and expenses:
Depreciation and amortization	314,369	560,833
Loss on sale of Property, plant and equipment	302,593	-
Loss on disposal of a subsidiary	35,706	-
Finance cost	1,134,909	1,063,911
Changes in operating assets and liabilities:
Inventories	50,578	(2,104,604)
Accounts receivable	496,372	(1,268,625)
Prepayments	546,689	(549,868)
Due from a related party	3,925,550	(3,925,550)
Trade and other payables	(5,984,314)	7,162,377
Due to a related party	45,339	-
Increase / (Decrease) in non-current liabilities and assets:
Income tax received/(paid)	(70,816)	185,456
Finance cost paid	(1,134,909)	(1,063,911)
NET CASH (USED IN)/GENERATED FROM OPERATING ACTIVITIES	(27,789)	858,467
INVESTING ACTIVITIES
Proceeds from disposal of property, plant and equipment	977,376	-
Purchase of property, plant and equipment	(431,365)	(889,894)
Purchase of intangible assets	(613,989)	-
Proceed from disposal of intangible asset	77,432	(95,001)
Advance to a related party	(1,756,676)	356,000
Disposal of subsidiary	(319,080)	-
NET CASH USED IN INVESTING ACTIVITIES	(2,066,302)	(628,895)
FINANCING ACTIVITIES
Receipt of short-term financing	7,641,039	7,338,918
Payment of short-term financing	(7,300,527)	(5,676,229)
Proceeds from issuance of shares	-	123
NET CASH GENERATED FROM FINANCING ACTIVITIES	340,512	1,662,812
Net (Decrease)/increase in Cash and Cash Equivalents	(1,753,579)	1,892,384
Cash And Cash Equivalents at Beginning of The Year	2,078,841	179,209
Exchange effect	187,674	7,248
Cash And Cash Equivalents at End of Year	512,936	2,078,841
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Cash payments for interest	(1,134,909)	(1,063,911)
Cash payments for income taxes	(70,816)	185,456

The accompanying consolidated notes are an integral part of these consolidated financial statements.

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123 INVESTMENTS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED JANUARY 28, 2025 AND 2024

1. LEGAL STATUS AND NATURE OF BUSINESS

1.1 Legal Holding/Parent Company

123 Investments Limited

The company is a private company limited by shares, registered in England and Wales. The address of the registered office is 34 Roundhay Road, Leeds, England, LS7 1AB. The company operates as a holding company focused on premium footwear brands, delivering high-quality, design- led products through multi-channel retail, e-commerce, and strategic third-party partnerships.

Pursuant to a Plan and Agreement of Reorganization, the Company, acting through its wholly owned subsidiary, 123 Investment Limited, has undertaken a series of business combinations and acquisitions on the dates specified in Note 1.2. All acquired entities are 100% owned subsidiaries of the Company, thereby ensuring full control and consolidation within the group.

Pursuant to a plan and agreement of reorganization 123 Investments Limited acquired 100% shares of Moda Concessions Limited, Direct Footwear Limited, MIP Online 1975 Limited, MIP Employees 1975 Limited, MIP Trading 1975 Limited, MIP Stores 1975 Limited and Bonded Trading Limited. The reorganization was completed on the dates mentioned in the below table.

Prior to the reorganization, Mr. Stephen Andrew Buck owned 100% of Moda Concessions Limited, Direct Footwear Limited, MIP Online 1975 Limited, MIP Employees 1975 Limited, MIP Trading 1975 Limited, MIP Stores 1975 Limited and Bonded Trading Limited.

Mr. Stephen Andrew Buck owns 95% of 123 Investments Limited before reorganization and after the reorganization.

Accordingly, the acquisitions have been treated as a reorganization of the entities under common control as per ASC 805-50-45-5. The consolidation of 123 Investments Limited and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the reorganization had been effective as of the beginning of the first period presented in the accompanying consolidated financial statements as the entities were under common control.

Following are the detail of subsidiaries:

Sr #	Name of Subsidiaries	Date of acquisition
1	Moda Concessions Limited	January 12, 2017
2	Direct Footwear Limited	January 12, 2017
3	MIP Online 1975 Limited	May 11, 2024
4	MIP Employees 1975 Limited	May 28, 2024
5	MIP Trading 1975 Limited	June 05, 2024
6	MIP Stores 1975 Limited	June 27, 2024
7	Bonded Trading Limited	May 11, 2024

1.2 Legal Subsidiary Companies

1.2.1 Moda Concessions Limited

The company is a private company limited by shares, registered in England and Wales. The address of the registered office is 34 Roundhay Road, Leeds, LS7 1AB, England. Moda Concessions Limited was founded on 7 November 2016, and this business accounts for the revenue generated by concessions located inside various department stores.

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1.2.2 Direct Footwear Limited

The company is a private company limited by shares, registered in England and Wales. The address of the registered office is 34 Roundhay Road, Leeds, LS7 1AB, England. Direct Footwear Limited was founded on 8 November 2016 and is the wholesale branch of the business. Direct Footwear Limited has an agreement to sell on the QVC television and internet shopping channel.

1.2.3 MIP Online 1975 Limited

The company is a private company limited by shares, registered in England and Wales. The address of the registered office is 34 Roundhay Road, Leeds, LS7 1AB, England.

1.2.4 MIP Employees 1975 Limited

The company is a private company limited by shares, registered in England and Wales. The address of the registered office is 34 Roundhay Road, Leeds, LS7 1AB, England. MIP Employees 1975 Limited was incorporated on 28 May 2024 with year ending on 31 January. The principal activities of the company include Wholesale of clothing and footwear (46420) and Retail sale of footwear in specialized stores (47721).

1.2.5 MIP Trading 1975 Limited

The company is a private company limited by shares, registered in England and Wales. The address of the registered office is 34 Roundhay Road, Leeds, LS7 1AB, England. MIP Trading 1975 Limited was incorporated on 05 June 2024 with year ending on 31 January. The principal activity of the business is Retail sale of footwear in specialized stores (47721).

1.2.6 MIP Stores 1975 Limited

The company is a private company limited by shares, registered in England and Wales. The address of the registered office is 34 Roundhay Road, Leeds, LS7 1AB, England. MIP Stores 1975 Limited was incorporated on 26 June 2024 with year ending on 31 January. The principal activity of the business is Retail sale of footwear in specialized stores (47721).

1.2.7 Bonded Trading Limited

The company is a private company limited by shares, registered in England and Wales. The address of the registered office is 34 Roundhay Road, Leeds, LS7 1AB, England. Bonded Trading Limited was incorporated on 11 May 2024 with year ending on 11 May. The principal activities of the company include Wholesale of clothing and footwear (46420).

2. BASIS OF PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

2.1 Basis of Presentation

We have prepared consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These financial statements have been consolidated as these entities were under common control, and include the operating results and financial condition of 123 Investments Limited, its wholly-owned subsidiaries; Moda Concessions Limited, Direct Footwear Limited, MIP Trading 1975 Limited, MIP Stores 1975 Limited, MIP Online 1975 Limited and MIP Employees 1975 Limited. All intercompany accounts and transactions have been eliminated for consolidation purposes.

2.2 Foreign Currency Translation

The Consolidated financial statements of the Company are translated from their functional currency (GBP) into U.S. dollars, the Company’s reporting currency. All foreign currency assets and liabilities are translated at the period-end exchange rate, and all revenue and expenses are translated at average exchange rates. The effects of translating the Consolidated financial statements of the company into U.S. dollars are reported as a cumulative translation adjustment, a separate component of accumulated other comprehensive income/(loss) in the consolidated statements of shareholders’ equity. Foreign currency transaction gains/losses are reported as a component of other non-operating income, net, in the consolidated statement of operations. The US$/GBP exchange rates used for the translation of GBP denominated assets and liabilities are USD1.2399 and USD 1.2713 as on January 28, 2025 and 2024, respectively.

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2.3 Revenue Recognition

Revenue comprises revenue recognized by the company in respect of goods supplied, exclusive of Value Added Tаx.

Revenue is accounted for in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized upon transfer of control of promised goods to customers in an amount that reflects the consideration expected to be received in exchange for those goods.

A five-step approach is applied in the recognition of revenue under ASC 606: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when we satisfy a performance obligation.

Revenue is derived from four primary sources: (1) Retail sale of footwear in specialized stores, (2) Wholesale of clothing and footwear, (3) Sales on the QVC television and internet shopping channel, and (4) concessions located inside various departmental stores.

All the revenue arrangements are based on contracts with customers. Individual performance obligations are accounted for separately if they are distinct within the context of the contract.

Payment of invoices is due as specified in the underlying customer agreement. Payments range from advance payments to 30 days from the invoice date. The Company’s revenue arrangements generally do not include a general right of refund for services provided.

Amounts received in advance from customers are recognized as deferred income until the related goods are delivered.

The Company is acting as a principle.

2.4 Business Combinations

The Company accounts for business combinations under the provisions of ASC 805, Business Combinations, which requires business combinations under the common control method. Under the common control method, we recognize the business combination by combining the historical carrying amounts of the assets, liabilities, and equity of the combining entities. The financial statements reflect the assumption that the combining entities have been operating as a single economic entity throughout the period of common control. No fair value adjustments are made to the carrying amounts of the combining entities’ assets, liabilities, and equity, as the transaction is considered a transfer of ownership interests between entities under common control. Acquisition related expenses are recognized separately from the business combinations and are expensed as incurred.

The Plan and Agreement of Reorganization has been disclosed in note 1.

2.5 Income Taxes

Income tax expense includes U.K. income taxes, and interest and penalties on uncertain tax positions. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the consolidated financial statement carrying amounts and the tax bases of its assets and liabilities. The Company establishes valuation allowances if it believes that it is more-likely-than-not that some or all of its deferred tax assets will not be realized. The Company does not recognize a tax benefit unless it concludes that it is more- likely-than-not that the benefit will be sustained on audit by the taxing authority based solely on the technical merits of the associated tax position. If the recognition threshold is met, the Company recognizes a tax benefit measured at the largest.

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2.6 Fair Value Measurements

ASC 820, Fair Value Measurement, requires the disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. The Company follows a fair value measurement hierarchy to measure financial instruments. The fair value of the Company’s financial instruments is measured using inputs from the three levels of the fair value hierarchy as follows:

Level 1 – inputs are based upon unadjusted quoted prices for identical instruments in active markets.

Level 2 – inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Other current financial assets include cash and cash equivalent, accounts receivable, due from a related party, prepayment and Inventories whereas the current financial liabilities include trade and other payables, short-term borrowing, due to a related party and provision for taxation have fair values that approximate their carrying values.

2.7 Inventories

Inventories are stated at average cost, subject to the lower of cost or net realizable value.

2.8 Accounts Receivable

In accordance with Accounting Standards Codification (“ASC”) Topic 326, Financial Instruments - Credit Losses, the Company estimates and records an expected lifetime credit loss on accounts receivable by utilizing credit ratings and other customer-related information, as well as historical loss experience. The allowance for expected credit losses is adjusted for current conditions and reasonable and supportable forecasts.

2.9 Prepayments

Prepayments represent expenditures paid in advance for goods or services to be received in future periods. These are initially recorded as assets and subsequently expensed over the period to which they relate, in accordance with the matching principle. Prepayments are classified as current assets unless the underlying benefit extends beyond one year, in which case they are classified as non-current. Common prepayments include insurance, rent, and service contracts.

2.10 Related Party Transactions and Balances

Transactions with related parties are carried out at arm’s length and in the normal course of business. Balances with related parties are stated at cost and are settled in accordance with the agreed terms. Related party transactions and balances have been disclosed in note 22 to the financial statements...

2.11 Property, Plant and Equipment

Property, plant and equipment classified as property, plant and equipment are stated at cost less accumulated depreciation and any identified impairment loss. Additions are stated at cost less accumulated depreciation and any identified impairment loss. Cost in relation to self-constructed assets includes direct cost of material, labor and other allocable expenses.

Depreciation on owned assets is charged to the statement of operations on straight line method so as to write off the cost or revalued amount of an asset over its estimated useful life.

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Depreciation on additions is charged from the month in which the assets are available for use while no depreciation is charged in the month in which the assets are disposed off. Depreciation method, residual value and useful lives of assets are reviewed at least at each financial year end and adjusted if impact on depreciation is significant.

An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated recoverable amount.

The gain or loss on disposal of an asset represented by the difference between the sale proceeds and the carrying amount of the asset is recognized as an income or expense under "Other expenses" in the Consolidated Statement of Operations.

2.12 Intangible Assets

Intangible assets are initially recognized at cost. Subsequent to initial recognition, intangible assets are carried at cost less accumulated amortization and any accumulated impairment losses, if any. The Company recognizes intangible assets only if they are identifiable, the Company has control over the asset, and it is probable that the expected future economic benefits attributable to the asset will flow to the Company.

Intangible assets include brand name and software.

Intangible assets are amortized on a straight-line basis over their estimated useful lives, reflecting the pattern in which the asset’s economic benefits are consumed. The estimated useful lives of these assets are reviewed periodically, and adjustments are made as necessary when events or changes in circumstances indicate that the useful life or residual value has changed.

Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Intangible assets are derecognized upon disposal or when no future economic benefits are expected from their use. Any resulting gain or loss is recognized in the statement of operations in the period of derecognition.

2.13 Short-Term Financing

Short-term financing consists of borrowings and credit facilities that are due within twelve months from the reporting date. These liabilities are initially recognized at the amount of proceeds received and are subsequently measured at amortized cost. Interest and other borrowing costs are recognized in the income statement over the term of the facility using the effective interest method. The Company discloses the terms, interest rates, maturities, and any covenants associated with such arrangements in accordance with U.S. GAAP and SEC disclosure requirements.

2.14 Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to: (1) impairment of long-lived assets, (2) depreciable lives of assets and (3) allowance for credit losses. Actual results could significantly differ from those estimates.

2.15 Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) and are adopted by us as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently adopted and recently issued accounting pronouncements will not have a material impact on our consolidated financial position, results of operations and cash flows.

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In December 2023, the FASB issued ASU2023-09, Income Taxes (Topic740): Improvements to Income Tax Disclosures (ASU2023-9), which enhances the disclosures required for income taxes in annual financial statements. ASU2023-09 is effective for us for the year ending 2026 on a prospective basis. Both early adoption and retrospective application are permitted. We are currently evaluating the impact of our pending adoption of ASU 2023-09 on our financial statements.

	January 28,
	2025	2024
3 CASH AND CASH EQUIVALENTS
Cash at bank
Current account	509,730	2,074,939
	509,730	2,074,939
Cash in hand	3,206	3,902
	512,936	2,078,841

	January 28,
	2025	2024

4 ACCOUNTS RECEIVABLE
Considered good – unsecured	1,557,990	1,883,337
Less: provision for credit losses	(171,026)	-
	1,386,964	1,883,337

	January 28,
	2025	2024
5 INVENTORIES
Finished goods	5,076,074	5,126,652

6 DUE FROM A RELATED PARTY
123 Employees Limited	-	3,925,550
	-	3,925,550

	January 28,
	2025	2024

7 PROPERTY, PLANT AND EQUIPMENT

Leasehold improvements	$-	54,850
Plant and equipment	-	10,164
Fixture and fittings	421,250	2,947,112
Motor Vehicle	113,338	49,375
Computers Equipment	107,358	276,572
	641,946	3,338,073
Less: Accumulated depreciation	(318,376)	(1,898,819)
	323,570	1,439,254

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The class wise useful life of the fixed assets is as under:

Assets	Useful lives in years
Leasehold improvements	5
Plant and machinery	5
Fixture and fittings	5
Motor vehicles	5
Computer equipment	5

During the year 2025, the addition and disposal of the fixed assets are $431,365 and $3,044,936 respectively, whereas the addition and disposal of the fixed assets during the year 2024 are $904,654 disposal $nil respectively. Depreciation on the assets is charged to statement of operation.

The loss on disposal of the assets is charged to other expense and calculated as follows:

Sale proceeds	USD	987,961
Less: Carrying value		(1,290,554)
		(302,593)

	January 28,
	2025	2024
8 INTANGIBLE ASSETS – NET
Software	-	96,449
Brand	613.989
	-	96,449
Less: Accumulated amortization	(51,166)	(11,108)
	562,823	85,341
Software
Opening balance	85,341	96,449
Addition	2,083	-
Disposal	(87,724)	-
	-	96,449
Less: Accumulated amortization	-	(11,108)
	-	85,341

Brand
Opening balance	-	-
Addition	613,989	-
	613,989	-
Less: Accumulated amortization	(51,166)	-
	562,823	-

During the year the Company purchased the brand name ‘Soleful”. The management has assessed its useful life as 5 years. Amortization on intangible assets is charged to statement of operation.

	January 28,
	2025	2024

9 ADVANCE TO A RELATED PARTY
Advance to a related party	2,789,671	1,032,995

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This balance represents funds advanced to the Chief Executive Officer (CEO) of 123 Investment Limited as consideration for the acquisition of his property, which is intended to be transferred in the name of the Company. The property currently houses the registered office and principal place of business of the Company. The total consideration of the building is $3.72 million (£3 million).

	January 28,
	2025	2024
10 TRADE AND OTHER PAYABLES
Trade creditors	3,509,870	8,515,774
Social security and other taxes	143,359	-
Invoice discounting	-	238,191
Contract liabilities	66,454	17,950
Deferred income	249,128	581,214
Value added tax (VAT)	1,973,003	2,572,999
	5,941,814	11,926,128

11 DUE TO A RELATED PARTY
123 Retail Limited	45,339	-

12 SHORT TERM FINANCING
Short-term financing	2,229,359	1,936,744

Description	PayPal Capital Loan	Together Finance	Treyed Stock Facility	Ultimate Finance Facility-123	Muse Finance Facility	Total
	—————————USD—————————

Opening balance as on January 29, 2023	-	-	-	266,999	-	266,999
Receipt	-	-	2,227,338	4,700,625	410,955	7,338,918
Repayment	-	-	(1,592,069)	(4,052,832)	(31,328)	(5,676,229)
Translation loss (gain)				7,056		7,056
Closing balance as on January 28, 2024	-	-	635,269	921,848	379,627	1,936,744

Opening balance as on January 29, 2024	-	-	635,269	921,848	379,627	1,936,744
Receipt	732,781	1,239,900	3,010,695	1,847,436	810,227	7,641,039
Repayment	(467,464)	-	(2,906,110)	(2,746,487)	(1,180,465)	(7,300,527)
	265,317	1,239,900	739,854	22,798	9,389	2,277,256
Translation loss (gain)	-	(15,712)	-	(22,798)	(9,389)	(47,899)
Closing balance as on January 28, 2025	265,317	1,224,188	739,854	-	-	2,229,359

PayPal UK Ltd: This represents a Capital Loan facility. The facility carries a short repayment tenor, generally aligned with operating cash flows, and is subject to financing charges in accordance with the loan agreement with PayPal Capital. The effective cost of the facilities is embedded in the fixed fee, which represents a cost of financing ranging from 5.05% to 5.46% of the advance amount. The facilities are secured by a first-priority charge and right of deduction over all present and future receivables processed through the Company's PayPal account and balances held within said account.

15

Together Finance: This represents a short-term financing facility. The effective cost of the facilities is 1.54% per month. There is an arrangement fee of 1% (one time) and 2% per annum in case of default making payment timely. The collateral is 5% of each invoice financed.

Treyed Stock Facility: This represents a Stock Facility arrangement, whereby Treyed settles supplier invoices on behalf of the company and extends a corresponding short-term loan, extended to MIP and 123 Retail. These facilities are typically structured with a tenor of up to 90 days under the Payables Loan Agreement.

Ultimate Finance Group Limited: 123 Group has availed financing under short-term working capital arrangements with Ultimate Finance, which is extended to 123 retail and Direct Footwear. These facilities are secured by a first-ranking debenture over the assets of each company and are cross-guaranteed by the following group companies: 123 Employees Limited, 123 Investments Limited, Brightlark Limited, Direct Footwear Limited, and Moda Concessions Limited. A personal guarantee, limited to £500,000 ($619,700), has also been provided by Stephen Andrew Buck, a director, which covers the facilities of all three companies. For this Purchase Finance Facility, a purchase fee of 1.75% of the supplier payment is payable every 30 days.

Prime 5 Finance Limited (Muse): This represents a Supplier Payment Facility. The facility allowed the Company to obtain funding against approved supplier invoices, enabling the Company to pay 100% of the invoice value on the supplier's original due date. The cost of this facility comprises an arrangement fee of 1.00% and a periodic fee of 1.54% per month. The facility is secured by the assignment of the paid invoices to the funder.

	January 28,
	2025	2024
13 DEFERRED TAX LIABILITIES
Liability for deferred taxation comprising temporary differences on other liabilities
-Accelerated capital allowances	10,578	188,127

14 COMMON STOCK

The Company’s authorized capital is a mix of shares with different classes and with face value of $ 0.012394 (£0.01) and $1.2394 (£1.00). Its total authorized capital is 37,927 shares, which comprises class A and ordinary shares. This includes; 8,578 shares of class A having face value of $ 0.012394 (£0.01) each [Total amount: $106.32 (£85.78)], 28,722 ordinary shares have face value of $ 0.012394 (£0.01) each [Total amount: $355.98 (£287.22)], whereas, 627 ordinary shares have face value of $ 1.2394 (£1.00) each [Total amount: $777.10 (£627.00)].

The issued and paid-up capital of the company is 35,716, which comprises 8,578 shares of class A having face value of $ 0.012394 (£0.01) each [Total amount: $106.32 (£85.78)], 27,022 ordinary shares with face value of $ 0.012394 (£0.01) each [Total amount: $334.91 (£270.22)] and 116 ordinary shares of face value $ 1.2394 (£1.00) each [Total amount: $143.77 (£116.00)].

	January 28,
	2025	2024
15 NET SALES

Gross Sales	44,486,405	40,071,013
Less:
Discount	(239,120)	-
Value added tax	(7,414,281)	(6,678,284)
	36,833,004	33,392,729

16

	January 28,
	2025	2024
16 ADMINISTRATIVE EXPENSES
Freight and carriage	1,824,495	1,724,753
Rent, rates and water	2,208,129	2,012,946
Light and heat	265,417	214,111
Repairs and maintenance	27,815	38,322
Director's remuneration	24,576	152,245
Salaries, wages and other benefits	6,863,488	5,738,134
Social Security	160,957	172,401
Pensions	28,340	34,244
Motor expenses	15,478	12,730
Travel and subsistence	345,602	194,794
Telephone	56,530	46,675
Computer expenses	70,448	63,611
Printing, postage and stationery	42,357	47,850
Website costs	3,567,740	3,547,211
Advertising	269,935	199,256
Licenses and insurance	256,275	200,565
Legal and professional fees	337,782	369,576
Auditors’ remuneration	101,404	67,035
Accountancy fees	-	4,177
Credit loss	171,026	-
Other expenses	299,049	235,912
	16,936,843	15,076,548

	January 28,
	2025	2024
17 DEPRECIATION AND AMORTIZATION
Depreciation	263,203	544,995
Amortization	51,166	15,838
	314,369	560,833

18 OTHER EXPENSES
Related party loan -written off	156,273	694,630
Loss on disposal of a subsidiary	35,706	-
Loss on disposal of tangible assets	302,593	-
Foreign currency gains/losses	-	503
	494,572	695,133

17

The loan was given to Footwear Software Ltd, a related company, However, the financial condition of Footwear Software Ltd deteriorated significantly, and the company faced liquidity and solvency challenges. As a result, it became evident that the outstanding loan amount was not recoverable. Accordingly, in line with prudent accounting practice, the entire loan balance was written off during the year and charged to the statement of profit or loss.

Loss on disposal of a subsidiary relates to disposal of 123 Retail Limited during the year. The subsidiary was sold to Mr. Stephen Andrew Buck, the Chief Executive Officer of 123 Investment Limited. The subsidiary had net assets amounting to ($ 283,374) and the company incurred a cash outflow of $319,080 at the time of disposal. There was no strategic shift due to disposal of the subsidiary as the Group continues with the same line of business.

The loss on disposal of a subsidiary is calculated below:

Consideration paid		$319,080

Net assets of subsidiary

Assets
Property, plant and equipment		930,246
Inventories		6,008,251
Trade and other receivables		1,358,022
Prepayments		192,523
Cash and cash equivalents		(81,253)
	A	8,407,789

Liabilities
Trade and other payables		4,696,779
Contract liabilities		71,323
Deferred tax		177,975
Borrowings		3,745,085
	B	8,691,162

Net assets	(C=A-B)	(283,374)

Loss on disposal of subsidiary		$35,706

The loss on disposal of tangible assets is calculated below:

Sale proceed	987,961
Less: Book value	(1,290,554)
Loss on disposal of tangible assets	(302,593)

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	January 28,
	2025	2024
19 OTHER INCOME
Foreign currency gains/losses	475	-
Management charges	-	596,191
Miscellaneous	99,945	430,935
	100,420	1,027,126

20 FINANCE COST
Trade facility charges	440,590	388,598
Bank charges	289,385	311,221
Mark-up on short-term finance	402,732	361,738
Hire purchase	2,202	2,354
	1,134,909	1,063,911

The trade facility charges comprise of the cost of 3 facilities, including invoice factoring fee and related interest, stock facility fee and trade finance facility fee. Cost of financing ranges from 5.05% to 5.46% of the advance amount.

	January 28,
	2025	2024
21 INCOME TAXES
Current
For the year	555,707	354,788
Prior years	56,524	-
Corporate tax refund	-	(1,207)
	612,231	353,581
Deferred	(177,976)	(3,922)
	434,255	349,659

The effective rate used for the tax calculation is 20%.

22 RELATED PARTIES

Related parties comprise the parent Company, associated companies / undertakings, directors of the Company and their close relatives and key management personnel of the Company. The Company, in the normal course of business carries out transactions with various related parties. Credit terms with related parties are normal business arrangements. Amounts due from and due to related parties are shown under respective notes to these financial statements.

		January 28,
		2025	2024
Transactions during the year
Mr. Stephen Andrew Buck	Advance against purchase of building	$1,756,676	$1,032,595
123 Retail Limited	Payment against disposal	319,080	-
123 Retail Limited	Purchase of service	45,339	-
123 Employees Limited	Management charges	-	596,191

Outstanding receivables/payables
Mr. Stephen Andrew Buck	Advance to a related party	$2,789,671	$1,032,995
123 Retail Limited	Due to a related party	$45,339	-
123 Employees Limited	Due from a related party	-	$3,925,550

23 SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

19